Exhibit 99.3

Balchem Corporation

UNAUDITED PRO FORMA FINANCIAL INFORMATION (In thousands)

On May 7, 2014, Balchem Corporation (the “Company,” “we” or “us”) acquired 100 percent (the “Acquisition”) of the outstanding common stock of Performance Chemicals & Ingredients Company d/b/a SensoryEffects (“SE”), a supplier of customized food and beverage ingredient systems, headquartered in St. Louis, Missouri, for an aggregate purchase price (which includes the repayment of SE’s indebtedness) of approximately $569,000, subject to certain adjustments, excluding the Company’s transaction costs.  On May 7, 2014, the Company and a bank syndicate entered into a Credit Agreement providing for a senior secured term loan of $350,000 and a revolving credit facility of $100,000 (collectively referred to as the “loans”).  The term loan and $50,000 of the revolving credit facility were used to fund the Acquisition and for general corporate purposes.  The remaining balance of the purchase price of the Acquisition was funded through the Company’s cash on hand.  The term loan is payable in quarterly installments of $8,750 of principal, together with accrued interest, commencing on September 30, 2014, with the outstanding principal and accrued interest due on the maturity date.  The Company generally may draw on the revolving credit facility at its discretion.  The revolving credit facility generally does not have installments and all outstanding amounts generally are due on the maturity date.  The loans may be voluntarily prepaid in whole or in part without premium or penalty and have a maturity date of May 7, 2019. The loans are subject to an interest rate equal to LIBOR or a fluctuating rate as defined by the Credit Agreement, at the Company’s discretion; plus an applicable rate.  The applicable rate is based upon the Company’s consolidated leverage ratio, as defined in the Credit Agreement.

The unaudited pro forma combined balance sheet as of December 31, 2013 gives effect to the Acquisition as if it had occurred on December 31, 2013.  The unaudited pro forma combined statement of earnings for the year ended December 31, 2013 gives effect to the Acquisition as if it had occurred on January 1, 2013.

The pro forma information in these unaudited pro forma combined financial statements is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Acquisition had occurred as of the date or at the beginning of the period presented, nor is it indicative of future operating results or financial position.  The unaudited pro forma combined financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies.  Additionally, SE acquired the assets of Quality Ingredients Corporation (“QIC”) on August 30, 2013 and the unaudited pro forma combined statement of earnings includes QIC’s operating results only from August 30, 2013 through December 31, 2013.

BALCHEM CORPORATION
Unaudited Pro Forma Combined Balance Sheet
December 31, 2013
(Dollars in thousands)

	Historical
	(actual)	(actual)
Assets	(1) Balchem	(2) SE	Pro forma adjustments		Pro forma combined
Current Assets
Cash and cash equivalents	$208,747	$5,353	$(171,806)	(3)(4)(5)	$42,294
Accounts receivable, net	39,386	25,583			64,969
Inventories	24,824	26,761	4,735	(5)	56,320
Prepaid expenses	2,580	204			2,784
Prepaid income taxes	899	605			1,504
Deferred income taxes	893	979			1,872
Other current assets	445	23	805	(4)(5)	1,273
Total current assets	277,774	59,508	(166,266)		171,016

Property, plant and equipment, net	54,916	42,982	32,868	(5)	130,766

Goodwill	28,515	21,606	338,533	(5)(6)	388,654
Intangible assets with finite lives, net	15,126	2,343	162,257	(5)	179,726
Other assets	541	1,525	1,273	(4)(5)(6)	3,339
Total assets	$376,872	$127,964	$368,665		$873,501

Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	-	19,217	15,783	(3)(6)	35,000
Trade accounts payable	12,395	11,209			23,604
Accrued expenses	10,732	2,200	(256)	(7)	12,676
Accrued compensation and other benefits	4,770	3,152			7,922
Dividends payable	7,856	-			7,856
Customer deposits	-	-	256	(7)	256
Total current liabilities	35,753	35,778	15,783		87,314

Line-of-credit	-	4,000	(4,000)	(6)	-
Revolver	-	-	50,000	(3)	50,000
Long-term debt, less current maturities	-	53,681	261,319	(3)(6)	315,000
Deferred income taxes	5,884	4,218	75,000	(5)	85,102
Other long-term obligations	3,877		850	(5)	4,727
Total liabilities	45,514	97,677	398,952		542,143

Stockholders' equity
Common stock	2,016	-			2,016
Additional paid-in capital	77,517	(2,530)	2,530	(6)	77,517
Retained earnings	251,627	32,817	(32,817)	(6)	251,627
Accumulated other comprehensive income	198	-			198
Total stockholders' equity	331,358	30,287	(30,287)		331,358

Total liabilities and stockholders' equity	$376,872	$127,964	$368,665		$873,501

See accompanying notes to unaudited pro forma combined financial statements

BALCHEM CORPORATION
Unaudited Pro Forma Combined Statement of Earnings
Year ended December 31, 2013
(Dollars in thousands, except share and per share data)

	Historical
	(actual)	(actual)
	(8) Balchem	(9) SE	Pro forma adjustments		Pro forma combined
Net sales	$337,173	$208,455	$(3,120)	(16)	$542,508

Cost of sales	239,752	156,989	(1,702)	(10)(11)(16)	395,039

Gross margin	97,421	51,466	(1,418)		147,469

Operating expenses
Selling expenses	15,920	5,031	22,535	(10)(11)	43,486
Research and development	3,622	1,873	30	(10)	5,525
General and administrative	12,277	10,196	4	(10)(15)	22,477
	31,819	17,100	22,569		71,488

Earnings from operations	65,602	34,366	(23,987)		75,981

Other expenses (income):
Interest income	(277)	(10)	287	(12)	-
Interest expense	24	3,414	4,936	(13)	8,374
Other, net	37	111	(45)	(14)	103

Earnings before income tax expense	65,818	30,851	(29,165)		67,504

Income tax expense	20,944	10,662	(9,470)	(17)	22,136

Net earnings	$44,874	$20,189	$(19,695)		$45,368

Net earnings per common share - basic	$1.51				$1.53

Net earnings per common share - diluted	$1.45				$1.47

Weighted average shares outstanding - basic	29,623,952				29,623,952

Weighted average share outstanding - diluted	30,847,135				30,847,135

See accompanying notes to unaudited pro forma combined financial statements

BALCHEM CORPORATION
Notes to Unaudited Pro Forma Combined Financial Statements
(In thousands)

1.	Description of Transaction and Basis of Presentation

On May 7,  2014, Balchem Corporation (the “Company,” “we” or “us”) acquired 100 percent (the “Acquisition”) of the outstanding common stock of Performance Chemicals & Ingredients Company d/b/a SensoryEffects (“SE”), a supplier of customized food and beverage ingredient systems, headquartered in St. Louis, Missouri, for an aggregate purchase price (which includes the repayment of SE’s indebtedness) of approximately $569,000, subject to certain adjustments, excluding the Company’s transaction costs.  On May 7, 2014 the Company and a bank syndicate entered into a Credit Agreement providing for a senior secured term loan of $350,000 and a revolving credit facility of $100,000 (collectively referred to as the “loans”).  The term loan and $50,000 of the revolving credit facility were used to fund the Acquisition and for general corporate purposes.  The remaining balance of the purchase price of the Acquisition was funded through the Company’s cash on hand.  The term loan is payable in quarterly installments of $8,750 of principal, together with accrued interest, commencing on September 30, 2014, with the outstanding principal and accrued interest due on the maturity date.  The Company generally may draw on the revolving credit facility at its discretion.  The revolving credit facility generally does not have installments and all outstanding amounts generally are due on the maturity date.  The loans may be voluntarily prepaid in whole or in part without premium or penalty and have a maturity date of May 7, 2019. The loans are subject to an interest rate equal to LIBOR or a fluctuating rate as defined by the Credit Agreement, at the Company’s discretion; plus an applicable rate.  The applicable rate is based upon the Company’s consolidated leverage ratio, as defined in the Credit Agreement.

The unaudited pro forma combined financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in the Company’s Amendment No. 1 to the Current Report on Form 8-K/A dated May 7, 2014 (the “Form 8-K/A”) prepared in connection with the Acquisition.

Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations.  However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The information concerning the Company has been obtained from the audited consolidated financial statements of the Company as of and for the year ended December 31, 2013.  The information concerning SE has been obtained from the audited consolidated financial statements of SE as of and for the year ended December 31, 2013.

The unaudited pro forma combined balance sheet as of December 31, 2013 gives effect to the Acquisition as if it had occurred on December 31, 2013.  The unaudited pro forma combined statement of earnings for the year ended December 31, 2013 gives effect to the Acquisition as if it had occurred on January 1, 2013.

Because these unaudited pro forma combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ from the information presented in these unaudited pro forma combined financial statements.  These allocations are subject to change pending a final analysis of the fair value of the assets acquired and liabilities assumed.

The pro forma information in these unaudited pro forma combined financial statements is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Acquisition had occurred as of the date or at the beginning of the period presented, nor is it indicative of future operating results or financial position.  The unaudited pro forma combined financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies.  Additionally, SE acquired the assets of Quality Ingredients Corporation (“QIC”) on August 30, 2013 and the unaudited pro forma combined statement of earnings includes QIC’s operating results only from August 30, 2013 through December 31, 2013.

The pro forma information in the unaudited pro forma combined financial statements should be read in conjunction with (i) the accompanying notes thereto, (ii) the Company’s historical audited consolidated financial statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (filed on February 27, 2014) and (iii) SE’s historical audited consolidated financial statements and accompanying notes, which are attached as Exhibit 99.2 to the Form 8-K/A.  The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable.

2.	Purchase Price Allocation

The Acquisition is accounted for using the acquisition method of accounting.  The preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma combined financial statements.  In preparing our preliminary fair value estimates of the intangible assets and certain tangible assets acquired, management, among other things, consulted an independent advisor.  The purchase price and related allocation to assets acquired and liabilities assumed is preliminary pending finalizing actual working capital acquired as of the Acquisition date. Additionally, certain intangible assets are not tax deductible and the related deferred tax liabilities are preliminary pending management’s final review.

The following table summarizes the preliminary allocation of the purchase price to the preliminary estimated fair value of the assets acquired and liabilities assumed on the closing date of May 7, 2014 as if the Acquisition had occurred on December 31, 2013.

Cash and cash equivalents	$5,353
Accounts receivable, net	25,583
Inventories	31,496
Property, plant and equipment, net	75,850
Intangible assets with finite lives, net	164,600
Other assets	2,661
Trade accounts payable	(11,209)
Accrued expenses	(6,202)
Deferred income taxes	(79,218)
Goodwill	360,139
Total purchase price	$569,053

Other intangible assets

These estimates are based on a preliminary valuation and are subject to change.  The following table sets forth the components of these assets and their estimated useful lives at May 7, 2014.

		Useful Life (in years)
Customer relationships	$130,300	10
Tradename	31,100	10
Other	3,200	5
	$164,600

Property, plant and equipment acquired

These estimates are based on a preliminary valuation and are subject to change.  The following table sets forth the components of these assets and their estimated useful lives at May 7, 2014.

		Useful Life (in years)
Land	$1,880	N/A
Buildings	10,560	20
Machinery, equipment and other	63,410	3-12
	$75,850

3.	Pro Forma Financial Statement Adjustments

Pro forma adjustments are primarily necessary to reflect the estimated Acquisition price, to adjust amounts related to SE’s net tangible and intangible assets to a preliminary estimate of the fair value of those assets, to reflect amortization expense related to the estimated amortizable intangible assets, depreciation expense related to depreciable tangible assets, and to reclassify certain of SE’s amounts to conform to the Company’s financial statement presentation.  The unaudited pro forma combined balance sheet as of December 31, 2013 is presented as if the Acquisition had occurred on December 31, 2013.  The unaudited pro forma combined statement of earnings for the year ended December 31, 2013 is presented as if the Acquisition had occurred on January 1, 2013.

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

Unaudited Pro Forma Combined Balance Sheet:

(1)  Represents the Company’s historical consolidated balance sheet as of December 31, 2013.

(2)  Represents SE’s historical consolidated balance sheet as of December 31, 2013.

(3) To record borrowings pursuant to the loans of $400,000.

(4) To record financing costs incurred in connection with the borrowings.  The financing costs of $2,564 are deferred and amortized into expense utilizing the effective interest method over the life of the Credit Agreement. Of the $2,564 of deferred financing costs, $616 is current and $1,948 is noncurrent.

(5)  To record cash paid, assets acquired and liabilities assumed as if the Acquisition took place on December 31, 2013.  These allocations may change based on actual working capital and other adjustments.

(6) To eliminate the historical assets, liabilities, and equity of SE.

(7) Reclassification adjustment to conform SE’s balance sheet to the Company’s financial statement presentation.

Unaudited Pro Forma Combined Statement of Earnings:

(8)  Represents the Company’s historical consolidated statement of earnings for the year ended December 31, 2013.

(9)  Represents SE’s historical consolidated statement of earnings for the year ended December 31, 2013.

(10)  Adjustment of $1,867 to reflect additional depreciation expense of tangible assets acquired for the year ended December 31, 2013. Of the $1,867 of incremental depreciation expense, $1,426 is included in cost of sales, $3 is included in selling expense, $30 is included in research and development expense and $408 is included in general and administrative expense.

(11) Adjustment of $22,524 to reflect additional amortization expense of intangible assets acquired for the year ended December 31, 2013. Of the $22,524 of incremental amortization expense, ($8) is included in cost of sales and $22,532 is included in selling expense.

(12) To eliminate interest income due to cash utilized to fund the Acquisition.

(13)  Adjustment to reflect the Company’s pro forma incremental interest expense associated with additional borrowings and commitment fees for the Acquisition and amortization of deferred financing costs.  Interest is calculated on the $400,000 loans (variable rate assumed at 2.056%) resulting in interest expense of approximately $8,374 for the year ended December 31, 2013.

(14) To eliminate non-recurring Acquisition-related transaction costs.

(15) To eliminate non-recurring management fees of $404 paid to former owner.

(16) Reclassification adjustment to conform SE’s statement of earnings to the Company’s financial statement presentation.

(17)  To record the effective tax rate and calculate the tax impact of the pro forma adjustments.